                                                                   EXHIBIT 4.1.1

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                          CHESAPEAKE ENERGY CORPORATION

                                       and

                     the Subsidiary Guarantors named herein

                    ----------------------------------------

                          7.875% SENIOR NOTES DUE 2004

                    ----------------------------------------


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                          NINTH SUPPLEMENTAL INDENTURE


                          DATED AS OF December 17, 2001


                               -------------------


                              THE BANK OF NEW YORK

                             as successor Trustee to

                     United States Trust Company of New York


                               -------------------


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         THIS NINTH SUPPLEMENTAL INDENTURE, dated as of December 17, 2001, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The Bank of New York, as successor to United States Trust Company of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of March 15, 1997, as supplemented prior to the date hereof (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in principal amount of 7.875% Senior Notes due 2004 (the "Notes"); and

         WHEREAS, Section 9.1(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition or release of any Subsidiary Guarantor, as provided for in the Indenture; and

         WHEREAS, the Board of Directors of the Company has designated Carmen Acquisition Corp. and Sap Acquisition Corp. as Restricted Subsidiaries of the Company and to add such entities as Subsidiary Guarantors under the Indenture; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Ninth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01. This Ninth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Ninth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.3 and by executing this Ninth Supplemental Indenture, Carmen Acquisition Corp., an



NINTH SUPPLEMENTAL INDENTURE (7_%)

Oklahoma corporation, and Sap Acquisition Corp., an Oklahoma corporation, are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article X thereunder.

                                    ARTICLE 3

         Section 3.01. As a result of the merger of Arkoma Pittsburg Holding Corporation, an Oklahoma corporation ("APHC"), with and into Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("CELP"), which constitutes a merger with a Subsidiary Guarantor under Section 10.2(a) of the Indenture, APHC shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to
Section 10.4(b) of the Indenture. The notation on the Securities relating to the Guarantee shall be deemed to exclude the name of APHC and the signature of an Officer of APHC on its behalf.

         Section 3.02. As the surviving entity in its merger with APHC and as a Subsidiary Guarantor, CELP hereby agrees to assume all of the obligations of APHC.

                                    ARTICLE 4

         Section 4.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 4.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Ninth Supplemental Indenture. This Ninth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 4.03. The Company hereby notifies the Trustee that Carmen Acquisition Corp. and Sap Acquisition Corp. have each been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

         Section 4.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS NINTH SUPPLEMENTAL INDENTURE.

         Section 4.05. The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

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NINTH SUPPLEMENTAL INDENTURE (7_%)

         IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the date first written above.

                                      COMPANY:

                                      CHESAPEAKE ENERGY CORPORATION


                                      By   /s/ AUBREY K. MCCLENDON
                                        ---------------------------------------
                                      Name:    Aubrey K. McClendon
                                               --------------------------------
                                      Title:   Chief Executive Officer
                                               --------------------------------


                                      SUBSIDIARY GUARANTORS:

                                      CARMEN ACQUISITION CORP.
                                      CHESAPEAKE ACQUISITION CORPORATION
                                      CHESAPEAKE ENERGY LOUISIANA
                                      CORPORATION
                                      CHESAPEAKE MOUNTAIN FRONT CORP.
                                      CHESAPEAKE OPERATING, INC.
                                      CHESAPEAKE ROYALTY COMPANY
                                      GOTHIC ENERGY CORPORATION
                                      GOTHIC PRODUCTION CORPORATION
                                      NOMAC DRILLING CORPORATION
                                      SAP ACQUISITION CORP.
                                      THE AMES COMPANY, INC.


                                      By   /s/ AUBREY K. MCCLENDON
                                        ---------------------------------------
                                      Name:    Aubrey K. McClendon
                                               --------------------------------
                                      Title:   Chief Executive Officer
                                               --------------------------------



NINTH SUPPLEMENTAL INDENTURE (7_%)

                                      CHESAPEAKE EXPLORATION LIMITED
                                      PARTNERSHIP
                                      CHESAPEAKE LOUISIANA, L.P.
                                      CHESAPEAKE PANHANDLE LIMITED
                                      PARTNERSHIP
                                      CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                         By:   Chesapeake Operating, Inc. as
                                               general partner of each
                                               representative entity


                                         By   /s/ AUBREY K. MCCLENDON
                                           ------------------------------------
                                         Name:    Aubrey K. McClendon
                                                  -----------------------------
                                         Title:   Chief Executive Officer
                                                  -----------------------------


                                      TRUSTEE:

                                      THE BANK OF NEW YORK, as successor to
                                      United States Trust Company of New York, as Trustee


                                      By   /s/ LOUIS P. YOUNG
                                         ---------------------------------------
                                      Name:    Louis P. Young
                                               --------------------------------
                                      Title:   Vice President
                                               --------------------------------



NINTH SUPPLEMENTAL INDENTURE (7_%)